Exhibit 99.1

Contacts:
Stephanie Diaz (Investors)	Tim Brons (Media)
Vida Strategic Partners	Vida Strategic Partners
415-675-7401	415-675-7402
sdiaz@vidasp.com	tbrons@vidasp.com

Avid Bioservices Reports Financial Results for Third Quarter Ended January 31, 2022 and Recent Developments

-- Recorded Third Quarter Revenue of $31.5 Million --

-- Myford South and Viral Vector Facilities Construction Continues On Schedule --

-- Signed $52 Million in Net New Business Orders and Ended the Quarter with a Backlog of $140 Million;

Highest Backlog To Date --

TUSTIN, Calif., March 8, 2022 -- Avid Bioservices, Inc. (NASDAQ:CDMO), a dedicated biologics contract development and manufacturing organization (CDMO) working to improve patient lives by providing high quality development and manufacturing services to biotechnology and pharmaceutical companies, today announced financial results for the third quarter of fiscal 2022, ended January 31, 2022.

Highlights from the Quarter Ended January 31, 2022, and Other Events:

“I am pleased to report another successful quarter for Avid. Our financial and operational performance were strong, demonstrating year-over-year growth in revenues, gross margin, net income and adjusted EBITDA. This represents our seventh consecutive quarter of operational profitability,” stated Nicholas Green, president and chief executive officer of Avid Bioservices.

“Fueling this growth has been the success of our business development team. They continue to achieve robust new business signings, as evidenced by our current backlog of $140 million – our highest backlog to date. We expect this trend to continue as we increase capacity, expand our commercial team and broaden our services, including our recent expansion into the cell and gene therapy sector of the market.

“Finally, to support growth today and in the future, the company continues to execute a strategically phased expansion plan that allows us to align spending with increasing market demand. This is highlighted by our downstream expansion, which came on line this quarter just in time to support our increased backlog, up from $120 million last quarter to $140 million.

“The company expects to launch its new viral vector business in two phases with process and analytical development suites launching in mid calendar 2022 and GMP manufacturing suites coming on line approximately one year later. In addition, we anticipate the completion of the Myford South facility expansion in early calendar 2023. Combined, we expect these expansions to organically increase the company’s total annual revenue generating capacity from approximately $120 million to in excess of $350 million in a period of three years.”

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Financial Highlights and Guidance

•	The company is reiterating revenue guidance for fiscal 2022 of $115 million to $117 million, a 20-22% increase over fiscal 2021.

•	Revenues for the third quarter of fiscal 2022 were $31.5 million, representing a 44% increase compared to $21.8 million recorded in the prior year period. The increase in revenues for the quarter can primarily be attributed to an increase in the scope of in-process and completed manufacturing runs and an increase in process development revenues primarily associated with services provided to new customers as compared to the prior year period. For the first nine months of fiscal 2022, revenues were $88.4 million, a 29% increase compared to $68.3 million in the prior year period. The increase in revenues for the nine months of fiscal 2022 as compared to the prior year period can primarily be attributed to an increase in the number and scope of in-process and completed manufacturing runs, in unutilized reserved capacity fees, and in process development revenues.

•	As of January 31, 2022, revenue backlog was $140 million, representing a net increase of 17% compared to $120 million at the end of the same quarter last year. The company expects to recognize the majority of this backlog over the next twelve months.

•	Gross margin for the third quarter of fiscal 2022 was 29%, compared to a gross margin of 28% for the third quarter of fiscal 2021. Gross margin for the first nine months of fiscal 2022 was 34% compared to 31% for the prior year period. The increases in gross margin for the quarter and the first nine months were primarily from higher manufacturing and process development revenues during the periods, partially offset by increases in planned growth costs including compensation and benefits, stock-based compensation, and facility and equipment related costs.

•	Selling, general and administrative expenses (“SG&A”) for the third quarter of fiscal 2022 were $5.8 million, an increase of 45% compared to $4.0 million recorded for the third quarter of fiscal 2021. The increase in SG&A for the third quarter was primarily due to stock-based compensation, compensation and benefits, and facility and related expenses. For the first nine months of fiscal 2022, SG&A expenses were $15.3 million as compared to $12.0 million for the prior year period. The increase in SG&A during the nine months was primarily due to stock-based compensation, facility and related expenses, advertising costs, compensation and benefits, and legal and accounting fees.

•	For the third quarter of fiscal 2022, the company recorded net income attributable to common stockholders of $2.2 million or $0.04 per basic and diluted share, as compared to net income attributable to common stockholders of $0.8 million or $0.01 per basic and diluted share, for the third quarter of fiscal 2021. For the first nine months of fiscal 2022, the company recorded net income attributable to common stockholders of $12.1 million or $0.20 per basic and $0.19 per diluted share, compared to net income attributable to common stockholders of $5.6 million or $0.10 per basic and diluted share, for the fiscal 2021 period.

•	Avid reported $150.0 million in cash and cash equivalents as of January 31, 2022 compared to $169.9 million as of the prior fiscal year ended April 30, 2021.

More detailed financial information and analysis may be found in Avid Bioservices’ Quarterly Report on Form 10-Q, which will be filed with the Securities and Exchange Commission today.

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Recent Corporate Developments

•	Drew Brennan, general manager of Avid’s viral vectors business, has successfully recruited key leadership for the viral vector business to manage process development, quality, operations and facilities. The process of adding additional strength and depth to the team is also well underway, as is the construction of our 53,000 square foot dedicated viral vector facility in Costa Mesa, CA.

•	The company’s commercial team signed multiple new orders during the third quarter, totaling approximately a net $52 million. These projects span all areas of the business, from process development to commercial manufacturing.

•	Phase I of the company’s Myford, mammalian facility was completed and is now operational, increasing annual revenue generating capacity from $120 million to $170 million. This expansion was strategically timed to accommodate the company’s growing backlog, which reached $140 million by the end of the third quarter. The company currently expects to complete the second phase of our Myford South expansion, which includes both upstream and downstream GMP manufacturing suites, during the first quarter of calendar 2023. With respect to the viral vectors business, the company expects to bring its process and analytical development capacity on line in mid-calendar 2022 and ultimately the GMP manufacturing suites on line approximately one year later. Please visit the Avid website Facilities page for more information about the company’s expansions and videos documenting progress (https://avidbio.com/expansion-updates/).

Statement Regarding Use of Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures such as non-GAAP adjusted net income, free cash flow, as well as adjusted EBITDA. The company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in our financial and operational decision making. These non-GAAP financial measures exclude amounts that the company does not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization and our senior management. The company computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year, and may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

The company reports non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The company believes that non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures, and encourages investors to carefully consider our results under GAAP, as well as the supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand our business.

Non-GAAP net income excludes stock-based compensation; business transition and related costs including corporate initiatives into new business activities such as our expansion into viral vectors for the cell and gene therapy sector of the market and other costs directly associated with such activities, and severance and related expenses; non-cash interest expense on convertible senior notes for the accretion of the issuance costs associated with our convertible senior notes; and other income or expense items. Adjusted EBITDA excludes non-cash operating charges for stock-based compensation, depreciation and amortization as well as non-operating items such as interest income, interest expense, gain or loss on disposal or sale of assets, and income tax expense or benefit. For the reasons explained above, adjusted EBITDA also excludes certain business transition and related costs. The company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital.

Additionally, non-GAAP net income and adjusted EBITDA are key components of the financial metrics utilized by the company’s compensation committee to measure, in part, management’s performance and determine significant elements of management’s compensation. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP financial measures included at the end of this press release.

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Conference Call

Avid will host a conference call and webcast this afternoon, March 8, 2022, at 4:30 PM EST (1:30 PM PST).

To listen to the conference call, please dial (877) 312-5443 or (253) 237-1126 and request the Avid Bioservices conference call. To listen to the live webcast, or access the archived webcast, please visit: https://ir.avidbio.com/investor-events.

About Avid Bioservices, Inc.

Avid Bioservices (NASDAQ:CDMO), an S&P SmallCap 600 company, is a dedicated contract development and manufacturing organization (CDMO) focused on development and CGMP manufacturing of biologics. The company provides a comprehensive range of process development, CGMP clinical and commercial manufacturing services for the biotechnology and biopharmaceutical industries. With 28 years of experience producing monoclonal antibodies and recombinant proteins, Avid's services include CGMP clinical and commercial drug substance manufacturing, bulk packaging, release and stability testing and regulatory submissions support. For early-stage programs the company provides a variety of process development activities, including upstream and downstream development and optimization, analytical methods development, testing and characterization. The scope of our services ranges from standalone process development projects to full development and manufacturing programs through commercialization. www.avidbio.com

Forward-Looking Statements

Statements in this press release, which are not purely historical, including statements regarding Avid Bioservices' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the ongoing COVID-19 pandemic will adversely affect our or our customers’ business and operations, the risk the company may experience delays in engaging new clients, the risk that the company may not be successful in executing client projects, the risk that the company may experience technical difficulties in completing client projects due to unanticipated equipment and/or manufacturing facility issues which could result in projects being terminated or delay delivery of products to customers, revenue recognition and receipt of payment or result in the loss of the customer, the risk that one or more existing customers terminates its contract prior to completion or reduces or delays its demand for development or manufacturing services which could adversely affect guided fiscal 2022 revenues, the risk that the completion of the second phase of the Myford expansion and/or the viral vector facility may be delayed, may cost more than anticipated or may not increase revenue generating capacity by the amounts contemplated, the risk that expanding into a new biologics manufacturing segment may distract senior management’s focus on the company’s existing operations and/or its current expansion of the Myford facility, the risk that the company may experience delays in hiring qualified individuals into the viral vector business, the risk that the company may experience delays in engaging initial customers for the viral vector business, and the risk that the viral vector business may not become profitable for several years, if ever. Our business could be affected by a number of other factors, including the risk factors listed from time to time in our reports filed with the Securities and Exchange Commission including, but not limited to, our annual report on Form 10-K for the fiscal year ended April 30, 2021, as well as any updates to these risk factors filed from time to time in our other filings with the Securities and Exchange Commission. We caution investors not to place undue reliance on the forward-looking statements contained in this press release, and we disclaim any obligation, and do not undertake, to update or revise any forward-looking statements in this press release except as may be required by law.

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avid bioservices, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and comprehensive INCOME

(Unaudited)

(In thousands, except per share information)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2022	2021	2022	2021

Revenues	$31,508	$21,806	$88,371	$68,262
Cost of revenues	22,421	15,604	58,707	47,098
Gross profit	9,087	6,202	29,664	21,164

Operating expenses:
Selling, general and administrative	5,818	4,018	15,311	12,009
Total operating expenses	5,818	4,018	15,311	12,009
Operating income	3,269	2,184	14,353	9,155
Interest expense	(718)	–	(2,125)	(4)
Other income (expense), net	(303)	23	(154)	70
Net income	$2,248	$2,207	$12,074	$9,221
Comprehensive income	$2,248	$2,207	$12,074	$9,221
Series E preferred stock accumulated dividends	–	(1,442)	–	(3,604)
Net income attributable to common stockholders	$2,248	$765	$12,074	$5,617

Net income per share attributable to common stockholders:
Basic	$0.04	$0.01	$0.20	$0.10
Diluted	$0.04	$0.01	$0.19	$0.10

Weighted average common shares outstanding:
Basic	61,631	58,865	61,394	57,349
Diluted	63,872	60,097	63,711	58,058

- Continued -

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avid bioservices, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except par value)

	January 31, 2022	April 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$149,957	$169,915
Accounts receivable, net	28,009	18,842
Contract assets	3,344	6,112
Inventory	21,054	11,871
Prepaid expenses	1,126	1,064
Total current assets	203,490	207,804

Property and equipment, net	69,395	37,455
Operating lease right-of-use assets	37,508	18,691
Other assets	3,352	1,210
Restricted cash	350	350
Total assets	$314,095	$265,510

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,456	$9,257
Accrued compensation and benefits	7,742	8,794
Contract liabilities	58,991	50,769
Current portion of operating lease liabilities	2,624	1,355
Other current liabilities	1,489	761
Total current liabilities	77,302	70,936

Convertible senior notes, net	139,313	96,949
Operating lease liabilities, less current portion	38,683	19,889
Finance lease liabilities, less current portion	2,222	–
Total liabilities	257,520	187,774

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding at respective dates	–	–
Common stock, $0.001 par value; 150,000 shares authorized; 61,725 and 61,069 shares issued and outstanding at respective dates	62	61
Additional paid-in capital	603,488	637,534
Accumulated deficit	(546,975)	(559,859)
Total stockholders’ equity	56,575	77,736
Total liabilities and stockholders’ equity	$314,095	$265,510

- Continued -

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avid bioservices, INC.

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2022	2021	2022	2021
GAAP net income attributable to common stockholders	$2,248	$765	$12,074	$5,617
Stock-based compensation	2,111	999	5,352	2,754
Business transition and related costs	834	8	1,771	220
Non-cash interest expense	257	–	766	–
Preferred stock accumulated dividends	–	1,442	–	3,604
Adjusted net income	$5,450	$3,214	$19,963	$12,195

GAAP net income attributable to common stockholders	$2,248	$765	$12,074	$5,617
Depreciation and amortization	1,024	856	3,060	2,540
Interest expense	718	–	2,125	4
Other (income) expense, net	303	(23)	154	(70)
Stock-based compensation	2,111	999	5,352	2,754
Business transition and related costs	834	8	1,771	220
Preferred stock accumulated dividends	–	1,442	–	3,604
Adjusted EBITDA	$7,238	$4,047	$24,536	$14,669

GAAP net cash provided by operating activities	$5,192	$5,189	$8,853	$13,322
Purchase of property and equipment	(20,021)	(2,737)	(31,845)	(5,717)
Free cash flow	$(14,829)	$2,452	$(22,992)	$7,605

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